EXHIBIT 5

NIXON PEABODY LLP
ATTORNEYS AT LAW

100 Summer Street
Boston, Massachusetts 02110-1832
(617) 345-1000
Fax: (617) 345-1300

March 21, 2006

NaturalNano, Inc.
150 Lucius Gordon Drive, Suite 115
West Henrietta, New York 14586

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration of 14,000,000 shares of Common Stock, par value $0.001 per share (the “Shares”) of NaturalNano, Inc. (the “Company”) with the Securities and Exchange Commission on a Registration Statement on Form S-8 (the “Registration Statement”), relating to the Company’s 2005 Incentive Stock Plan, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination, it is our opinion that the Shares being registered, when issued and paid for, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Nixon Peabody LLP